CHANGI
airport group

25 October 2021

M/s Primech A & P Pte Ltd
23 Ubi Crescent
Singapore 408579
Attn: Mr Sng Yew Jin

Dear Mr Sng

In-Principle Approval for the Extension of the Routine and Periodic Cleaning of Airside Apron at Terminals 1/2/3, Singapore Changi Airport

We are pleased to inform you of the in-principle approval for the extension of the Routine and Periodic Cleaning of Airside Apron at Terminals 1/2/3, Singapore Changi Airport for a period of 16 months, i.e. 1 Nov 2021 to 28 Feb 2023. It is in accordance to the quotation submitted by Ms Angie Ng dated 18 Oct 2021, subject to the terms and conditions contained in the Supplementary Agreement of the Original Cleaning Contract "2A".

The details of the routine and periodic cleaning works are:

S/No.	Description of Goods and/or Services	Amount (for 16 Months)
1	Routine Cleaning of Airside Apron at Terminals 1/2/3 for the Period of 1 Nov 2021 to 28 Feb 2023 (16 months)	$1,267,176 (or $79,198.50 per month)
2	Periodic Cleaning of Airside Apron at Terminals 1/2/3 for the Period of 1 Nov 2021 to 28 Feb 2023 (16 months)	Estimated at $66,894
	Total Amount for 16 Months:	$1,334,070

Thank you.

Yours faithfully

Leow Peng Boon
Assistance General Manager, Facilities Management
Airport Operations (Airport Operations Management)
Changi Airport Group (Singapore) Pte Ltd